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                                 EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT
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Name                                              Doing Business As                      Jurisdiction         Percent Owned
----                                              -----------------                      ------------         -------------
DSW & Associates, Inc.                            Auto Town                               California                 100%
Dealersoft Technologies Corporation               --                                      California                 100%
FAA Auto Factory, Inc.                            --                                      California                 100%
FAA Beverly Hills, Inc.                           Beverly Hills BMW                       California                 100%
FAA Capitol N, Inc.                               Capitol Nissan                          California                 100%
FAA Concord H, Inc.                               Concord Honda                           California                 100%
FAA Concord N, Inc.                               Concord Nissan                          California                 100%
FAA Concord T, Inc.                               Concord Toyota                          California                 100%
FAA Dealer Services, Inc.                         --                                      California                 100%
FAA Dublin N, Inc.                                Dublin Nissan                           California                 100%
FAA Dublin VWD, Inc.                              Dublin Dodge                            California                 100%
                                                  Dublin Volkswagen                       California                 100%
FAA Marin D, Inc.                                 First Dodge-Marin                       California                 100%
FAA Poway D, Inc.                                 Poway Dodge                             California                 100%
FAA Poway H, Inc.                                 Poway Honda                             California                 100%
FAA Poway G, Inc.                                 Ritchey/Fipp Poway                      California                 100%
FAA Poway T, Inc.                                 Poway Toyota                            California                 100%
FAA San Bruno, Inc.                               Melody Toyota                           California                 100%
FAA Serramonte H, Inc.                            Honda of Serramonte                     California                 100%
FAA Serramonte, Inc.                              Serramonte Auto Plaza                   California                 100%
                                                  Serramonte Dodge                        California                 100%
                                                  Serramonte Isuzu                        California                 100%
                                                  Serramonte Mitsubishi                   California                 100%
                                                  Serramonte Nissan                       California                 100%
FAA Serramonte L, Inc.                            Lexus of Serramonte                     California                 100%
FAA Service Corporation                           --                                      California                 100%
FAA Stevens Creek, Inc.                           Stevens Creek Nissan                    California                 100%
Smart Nissan, Inc.                                Marin Nissan                            California                 100%
FAA Woodland Hills VW, Inc.                       Volkswagen of Woodland Hills            California                 100%
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